Exhibit 99.1

Multicast Media Technologies, Inc.
and Subsidiaries

Consolidated Financial Statements

December 31, 2009 and 2008

Multicast Media Technologies, Inc. and Subsidiaries

Consolidated Financial Statements
December 31, 2009 and 2008

Independent Auditor’s Report

To the Board of Directors
Multicast Media Technologies, Inc.
Atlanta, GA

We have audited the accompanying consolidated balance sheets of Multicast Media Technologies, Inc. and Subsidiaries (collectively, the Company) as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Multicast Media Technologies, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bennett Thrasher PC
Bennett Thrasher PC
May 27, 2010

Multicast Media Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets
December 31, 2009 and 2008

	2009	2008
Assets

Current assets:
Cash and cash equivalents	$636,661	$67,776
Accounts receivable, net of allowance for doubtful accounts of $632,729 and $447,000, respectively	734,988	852,590
Prepaid expenses	7,611	6,529
Deferred costs	109,655	131,261
Total current assets	1,488,915	1,058,156

Property and equipment, net	1,674,310	2,203,945
Deposits	4,067	5,105

Total assets	$3,167,292	$3,267,206

Liabilities and Stockholders' Deficit

Current liabilities:
Line of credit	$2,499,800	$2,499,800
Convertible notes payable	1,962,453	500,000
Capital leases - current portion	284,820	281,509
Accounts payable	1,293,776	1,554,848
Customer deposits and deferred revenue	621,191	485,706
Accrued expenses	468,811	197,411
Total current liabilities	7,130,851	5,519,274

Capital leases - less current portion	124,150	357,314
Deferred rent and other	12,176	131,282

Total liabilities	7,267,177	6,007,870

Stockholders' deficit:
Series C redeemable convertible preferred stock; $0.0001 par value; 23,000,000 shares authorized; 22,670,397 shares issued and outstanding	6,092,941	5,591,702
Series CC redeemable convertible preferred stock; $0.0001 par value; 5,000,000 shares authorized; 4,125,349 shares issued and outstanding	2,172,039	1,993,682
Series B-2 convertible preferred stock; $0.0001 par value; 4,800,000 shares authorized; 1,538,462 shares issued and outstanding	400,000	400,000
Series B-1 convertible preferred stock; $0.0001 par value; 200,000 shares authorized; 0 shares issued and outstanding	-	-
Series A convertible preferred stock; $0.0001 par value; 4,000,000 shares authorized; 162,632 shares issued and outstanding	143,629	143,629
Common stock; $0.0001 par value; 80,000,000 shares authorized; 28,421,075 and 27,921,075 shares issued and outstanding at December 31, 2009 and 2008, respectively	2,843	2,793
Additional paid-in-capital	1,139,633	922,499
Accumulated deficit	(13,951,240)	(11,695,239)

Less cost of 1,708,000 common shares held in treasury	(99,730)	(99,730)
Total stockholders' deficit	(4,099,885)	(2,740,664)

Total liabilities and stockholders' deficit	$3,167,292	$3,267,206

See accompanying notes to consolidated financial statements.

Multicast Media Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations
For the Years Ended December 31, 2009 and 2008

	2009	2008

Net sales	$13,354,571	$13,054,086

Cost of sales	5,065,168	4,458,814

Gross margin	8,289,403	8,595,272

Selling, general and administrative expenses	9,347,241	10,742,905

Loss from operations	(1,057,838)	(2,147,633)

Other expense:
Interest expense	(518,567)	(262,811)
Loss on disposal of property and equipment	-	(44,914)

Total other expense	(518,567)	(307,725)

Loss before provision for income taxes	(1,576,405)	(2,455,358)

Provision for income taxes	-	-

Net loss	$(1,576,405)	$(2,455,358)

See accompanying notes to consolidated financial statements.

Multicast Media Technologies, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Deficit
For the Years Ended December 31, 2009 and 2008

	Redeemable Preferred Stock		Redeemable Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock								Total
	Series C		Series CC		Series B-2		Series B-1		Series A		Common Stock		Additional	Accumulated	Treasury Stock		Stockholders'
	# Shares	Amount	# Shares	Amount	# Shares	Amount	# Shares	Amount	# Shares	Amount	# Shares	Amount	Paid-in-Capital	Deficit	# Shares	Amount	Deficit

Balance, January 1, 2008	22,670,397	$5,083,270	4,125,349	$1,821,071	1,538,462	$400,000	-	$-	362,632	$338,629	24,090,071	$2,409	$777,883	$(8,558,838)	883,000	$(99,730)	$(235,306)

Issuance of restricted common stock	-	-	-	-	-	-	-	-	-	-	3,806,004	381	(381)	-	-	-	-

Issuance of common stock	-	-	-	-	-	-	-	-	-	-	25,000	3	(3)	-	-	-	-

Acquisition of treasury stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	825,000	-	-

Redemptions of preferred stock	-	-	-	-	-	-	-	-	(200,000)	(195,000)	-	-	145,000	-	-	-	(50,000)

Accretion of preferred stock	-	508,432	-	172,611	-	-	-	-	-	-	-	-	-	(681,043)	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,455,358)	-	-	(2,455,358)

Balance, December 31, 2008	22,670,397	5,591,702	4,125,349	1,993,682	1,538,462	400,000	-	-	162,632	143,629	27,921,075	2,793	922,499	(11,695,239)	1,708,000	(99,730)	(2,740,664)

Equity compensation related to stock options	-	-	-	-	-	-	-	-	-	-	-	-	18,191	-	-	-	18,191

Issuance of warrants in connection with debt financing	-	-	-	-	-	-	-	-	-	-	-	-	136,493	-	-	-	136,493

Issuance of common stock	-	-	-	-	-	-	-	-	-	-	500,000	50	62,450	-	-	-	62,500

Accretion of preferred stock	-	501,239	-	178,357	-	-	-	-	-	-	-	-	-	(679,596)	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,576,405)	-	-	(1,576,405)

Balance, December 31, 2009	22,670,397	$6,092,941	4,125,349	$2,172,039	1,538,462	$400,000	-	$-	162,632	$143,629	28,421,075	$2,843	$1,139,633	$(13,951,240)	1,708,000	$(99,730)	$(4,099,885)

See accompanying notes to consolidated financial statements.

Multicast Media Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(1,576,405)	$(2,455,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	957,471	943,793
Non-cash interest expense	98,946	-
Stock compensation expense	18,191	-
Loss on disposal of property and equipment	-	44,914
Changes in assets and liabilities:
Accounts receivable	117,602	100,874
Prepaid expenses	(1,082)	16,157
Deferred costs	21,606	118,132
Deposits	1,038	(284)
Accounts payable	(261,072)	1,055,506
Customer deposits and deferred revenue	135,485	(51,668)
Accrued expenses	271,400	82,264
Deferred rent and other	(119,106)	12,176
Net cash used in operating activities	(335,926)	(133,494)

Cash flows from investing activities:
Purchases of property and equipment	(295,563)	(703,095)
Net cash used in investing activities	(295,563)	(703,095)

Cash flows from financing activities:
Proceeds from convertible notes payable	1,500,000	500,000
Repayments of notes payable	-	(1,000,000)
Borrowings under line of credit, net	-	1,630,452
Repayment of capital lease obligations	(299,626)	(250,834)
Preferred stock redemptions	-	(50,000)
Net cash provided by financing activities	1,200,374	829,618

Net increase (decrease) in cash and cash equivalents	568,885	(6,971)

Cash and cash equivalents, beginning of year	67,776	74,747

Cash and cash equivalents, end of year	$636,661	$67,776

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$248,203	$227,782

Non-cash financing and investing transactions:
Property and equipment acquired through capital leases	$69,773	$120,619
Property and equipment acquired through issuance of common stock	$62,500	$-

See accompanying notes to consolidated financial statements.

Multicast Media Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 1:   Nature of Operations and Summary of Significant Accounting Policies

Formation of the Company and Nature of Operations

Multicast Media Technologies, Inc. (Multicast) was incorporated in the State of Georgia in May 2000 under the name Haywire Ventures, Inc. The name was changed to Multicast Media Technologies, Inc. in August 2002. Multicast was created for the purpose of holding the wholly owned operating subsidiary Multicast Media Networks, LLC, a Georgia limited liability company and the ongoing development of its Digital Media Management System (DMMS™), Active Digital Broadcast System (ADBS™), Vidego™ software and INcode™ transcoding technologies.

Multicast develops and licenses infrastructure software products and provides related services to facilitate the use of digital media for live, 24/7 and on-demand streaming video applications. These services enable customers to outsource the encoding, storage, management and delivery of audio, video and other visual content over the Internet or other high-speed communications networks. Multicast’s technical infrastructure and proprietary software applications comprise an end-to-end solution that includes rich media application support, hosting, monitoring, storage, encoding, and media delivery. Multicast’s solutions reduce the complexity and cost of internal solutions, while supporting a variety of digital media strategies and customer business models.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Multicast and its wholly owned subsidiaries Multicast Media Networks, LLC; Streamingfaith, LLC; X3D, LLC; and P3 Integrators, LLC (collectively, the Company). All significant intercompany transactions have been eliminated.

Going Concern

The Company has experienced recurring operating losses and cash usage from operating activities, which have, in turn, resulted in concerns regarding liquidity and its ability to maintain sufficient revenue levels or reduce costs such that it will be able to service its outstanding obligations.  The Company’s operations and capital expenditures have been funded primarily through capital raised from its preferred stock offerings and debt financing.  As of December 31, 2009, the Company had $636,661 of cash and a working capital deficit of $5,641,936. The continuation of the Company’s business is contingent upon, among other things, the ability to successfully renegotiate the senior loan and other future maturities of debt, raise additional capital from existing and future investors, and the ability to obtain satisfactory levels of profitable operations. Whereas in the past, the Company believed it had access to multiple options for additional capital, including debt, mezzanine or equity funding, it has become increasingly difficult for the Company to secure additional funding from these sources on acceptable terms or at all given the present general credit market crisis and negative outlook for the economy as a whole. There can be no assurances that the Company will be successful in securing or restructuring any such funding, and as a result, in addition to the other factors described above, there is a substantial doubt as to the Company's ability to continue as a going concern.  The consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit in banks, time deposits, and overnight investments. All cash and cash equivalents are carried at cost which approximates fair value. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, cash and cash equivalent balances may exceed Federally insured amounts. The Company believes it mitigates any risks by depositing cash and investing in cash equivalents with major financial institutions.

Accounts Receivable

In the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable are generally due under normal trade terms requiring payment within 30 days from the invoice date. Unpaid accounts receivable do not bear interest. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. The Company determines the allowance based on historical write-off experience and economic data. Past-due balances over 90 days and over a specified amount are reviewed individually for collectability. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2009 and 2008, the Company’s allowance for doubtful accounts was $632,729 and $447,000, respectively. The provision for doubtful accounts is recorded as a charge to operating expenses.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets as follows: computer equipment and software, 3 to 5 years; furniture and fixtures, 5 to 10 years; leasehold improvements, amortized over useful life or term of lease; and vehicles, 7 years. Repairs and maintenance are charged to expense as incurred, and improvements are capitalized.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. In the opinion of management, no long-lived assets were impaired as of December 31, 2009 or 2008.

Revenue Recognition

The Company derives its revenue primarily from monthly subscriptions for software licensing, support, hosting, monitoring, storage, encoding, and media delivery.

Revenue is recognized from services rendered once all of the following criteria have been met: (1) pervasive evidence of an agreement exists; (2) the services have been rendered; (3) the fee is fixed and determinable; and (4) collection of the amounts due is reasonably assured. Subscription revenue is recognized monthly over the term of the agreement. If payments are received in advance of delivery of services, the amounts are deferred and recognized when the revenue recognition criteria have been met.

Revenue generated from initial set-up services is recognized pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605-25, Multiple-Element Arrangements. The Company defers the amounts invoiced to the customer, along with the costs incurred to perform the services at the time the services are provided, and recognizes these amounts as revenue and cost of goods sold, respectively, over the term of the initial subscription agreement.

The Company records revenue from sales of third-party products on a “net” basis pursuant to FASB ASC 605-45, Principal Agent Considerations.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes.  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss, capital loss and tax credit carryforwards.  Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related assets and liabilities for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.  Valuation allowances are established against deferred tax assets if it is more likely than not they will not be realized.

Stock-Based Compensation

The Company recognizes in the statements of operations the grant date fair value of stock awards issued to employees and directors over the requisite service period.

The Company accounts for all transactions in which goods or services are the consideration received for issuance of equity instruments based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measured.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

The fair value of the stock options is determined on the grant date using the Black-Scholes option pricing model.  Expected volatility is based on the average historical volatility of similarly structured business services companies.  The expected term of the options granted represents the period of time that the options are expected to be outstanding.  The Company used the simplified method to estimate the expected term of the options.  The risk-free rate is based on U.S. Treasury yields in effect at the time of the grant for the expected term of the options.  Assumptions for the grants in 2009 and 2008 are as follows:

	2009	2008
Risk free interest rate	1.72%	1.50%
Volatility factor	23.75%	23.23%
Dividend yield	0.00%	0.00%
Expected life (years)	5.5 - 6.25	5.75

Advertising Costs

Advertising, promotional, marketing, and sales consulting costs are expensed as incurred. The Company incurred $397,993 and $472,798 of such costs for the years ended December 31, 2009 and 2008, respectively, which are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Impact of Recent Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB ASC as the sole source of authoritative generally accepted accounting principles (GAAP). Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its consolidated financial statements issued for the year ended December 31, 2009.  The adoption of FASB ASC 105 did not impact the Company’s consolidated financial position or results of operations.

Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in FASB ASC 855-10, Subsequent Events.  The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events).  In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are available to be issued (for nonpublic entities).  It also requires the disclosure of the date through which subsequent events have been evaluated.  The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s consolidated financial statements.

The Company has evaluated events and transactions occurring subsequent to December 31, 2009 through May 27, 2010, the issuance date of the consolidated financial statements. During this period, there were no recognized subsequent events requiring recognition in the consolidated financial statements, and no non-recognized subsequent events requiring disclosure other than those disclosed.

In June 2006, the FASB issued ASC 740, Income Taxes (formerly referenced as FASB Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109), which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attribute for financial statement recognition of tax positions taken or to be taken on a tax return. Additionally, FASB ASC 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  In December 2008, the FASB deferred the effective date of FASB ASC Topic 740 for nonpublic entities to fiscal years beginning after December 15, 2008, with early adoption permitted.  The Company adopted FASB ASC 740 on January 1, 2009.  The adoption of FASB ASC 740 did not impact the Company’s consolidated financial position or results of operations.

Note 2:   Property and Equipment

Property and equipment as of December 31, 2009 and 2008 consisted of the following:

	2009	2008

Computer equipment and software	$4,930,183	$4,510,228
Furniture and fixtures	191,637	183,756
Leasehold improvements	63,146	63,146
Vehicles	26,111	26,111

	5,211,077	4,783,241
Less accumulated depreciation and amortization	(3,536,767)	(2,579,297)

	$1,674,310	$2,203,944

Depreciation and amortization expense of property and equipment totaled $957,471 and $943,793 for the years ended December 31, 2009 and 2008, respectively.

Note 3:   Debt

Line of Credit

The Company has a $2,500,000 line of credit with a bank. In June 2009, the Company entered into an agreement to amend the revolving line of credit agreement. Under the amendment, Formula Advances (subject to a borrowing base) shall not exceed $1,500,000 provided that such amount shall increase by $125,000 per quarter beginning on September 30, 2009. Non-formula Advances (not subject to a borrowing base) shall not exceed $1,000,000 provided that such amount shall decrease by $125,000 per quarter beginning on September 30, 2009. Formula Advances bear interest at the greater of 5.50% or 2.50% above the Prime rate (3.25% at December 31, 2009). Non-formula Advances bear interest at the greater of 5.50% or 3.25% above the Prime rate. The revolving line of credit is secured by substantially all assets of the Company as well as guarantees by certain stockholders. As of December 31, 2009, total Formula Advances and Non-formula Advances outstanding under the line of credit agreement were $1,749,800 and $750,000, respectively. Under the agreement, the Company is required to make monthly payments of interest and may repay the outstanding borrowings at any time without penalty. The agreement matures in June 2010, at which time all principal and accrued interest are due.  There was no additional availability under the Company’s line of credit at December 31, 2009.

The Company is required to adhere to certain financial and nonfinancial covenants under the line of credit agreement. As of December 31, 2009, the Company was in compliance with such covenants.

Note Payable

In February 2009, the Company entered into an agreement with a certain vendor to convert accounts payable totaling $700,000 into a promissory note payable. The promissory note payable bears interest at 5%, and requires the Company to make twelve consecutive monthly payments. At December 31, 2009, the remaining balance of $119,106 is shown as a component of accounts payable.  At December 31, 2008, the current portion of $580,894 is included in accounts payable and the long-term portion of $119,106 is included in deferred rent and other on the accompanying consolidated balance sheets.

Convertible Notes Payable

In October 2008, the Company entered into two convertible promissory notes payable agreements with a certain stockholder. Total proceeds were $500,000. The notes bear interest at 10%. The notes were amended in December 2009 to extend the maturity date to April 2010 under the same terms.  The notes are automatically convertible into shares of common stock at the then offering price. Upon the execution of the notes payable agreements, the Company granted 667,224 warrants to purchase the Company’s common stock at an exercise price of $.01 per share.   The grant date fair value of warrants issued was not considered significant as the underlying stock was deemed to have nominal value.

In January 2009, the Company entered into two convertible promissory notes payable agreements with a certain stockholder with similar terms to the above notes. Total proceeds were $500,000. The notes are automatically convertible into shares of new common stock at the then offering price. Upon the execution of the notes payable agreements, the Company granted 667,224 warrants to purchase the Company’s common stock at an exercise price of $.01 per share.  The warrants were valued at $67,044 based on the relative fair value of the warrant to the note, using the Black-Scholes valuation model.  The debt discount is being amortized over the term of the note as interest expense and totaled $50,526 in 2009.  The outstanding balance on the debt was $500,000 at December 31, 2009.  The remaining unamortized discount was $16,518 at December 31, 2009.

In April 2009, the Company entered into two convertible promissory notes payable agreements with a certain stockholder.  Total proceeds were $1,000,000. The notes bear interest at 10% and mature in April 2010. The notes are automatically convertible into shares of capital stock at the then offering price. Upon the execution of the notes agreements, the Company granted 643,359 warrants to purchase the Company’s common stock at an exercise price of $.01 per share. The warrants were valued at $69,449 based on the relative fair value of the warrants to the notes, using the Black-Scholes valuation model.  The debt discount is being amortized over the term of the note as interest expense and totaled $48,420 in 2009.  The outstanding balance on the debt was $1,000,000 at December 31, 2009.  The remaining unamortized discount was $21,029 at December 31, 2009.

The convertible notes payable and warrants were paid with the proceeds from the sale of the Company to KIT digital (Note 11).

Note 4:   Capital Leases

The Company leases certain property and equipment under agreements that are classified as capital leases. The cost of property and equipment under capital leases is included in the accompanying consolidated balance sheets and consisted of the following as of December 31, 2009 and 2008:

	2009	2008

Computer equipment and software	$949,800	$1,124,744
Less accumulated depreciation	(545,149)	(653,917)

Property and equipment under capital leases, net	$404,651	$470,827

Scheduled maturities of the future minimum lease payments under the capital leases are as follows:

Year ending December 31,
2010	$325,672
2011	123,904
2012	12,151

461,727
Less amount representing interest	(52,757)

Present value of minimum lease payments	408,970
Less current portion	(284,820)

$124,150

Note 5:   Income Taxes

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2009 and 2008 are as follows:

	2009	2008

Net operating loss carryforwards	$4,028,227	$3,387,103
Depreciation and amortization	(235,749)	(191,515)
Stock compensation	6,905	-
Other	1,420	1,414
Deferred revenue	159,686	119,913
Allowance for doubtful accounts	240,184	287,240

	4,200,673	3,604,155
Less valuation allowance	(4,200,673)	(3,604,155)

Deferred tax asset, net	$-	$-

As of December 31, 2009, the Company has approximately $10.6 million in Federal and state net operating loss carryforwards to offset future taxable income that, if not utilized, expire beginning in 2020. The utilization of such net operating loss carryforwards and realization of tax benefits in future years depends predominantly upon generating future taxable income. Consequently, due to the uncertainties surrounding the realization of the benefits of its net favorable tax attributes in future tax returns, the Company has recorded a full valuation allowance against its net deferred tax assets as of December 31, 2009, as management has deemed it is more likely than not that the deferred tax assets will not be utilized.  The Company has not made a determination as to whether an ownership change has occurred for purposes of Section 382 that would limit the usage of net operating loss carryforwards.  If a Section 382 ownership change had occurred, the utilization of the net operating losses would be limited and could expire with the Company receiving no benefit from these losses.

The income tax benefit for the years ended December 31, 2009 and 2008 differs from the amount determined by applying the U.S. statutory Federal income tax rate to the pretax accounting loss primarily as a result of state income taxes and establishment of changes in the valuation allowance.

Note 6:   Preferred Stock

The authorized shares of preferred stock may be offered in one or more series.  The Company’s Board of Directors (the Board) is authorized to resolve any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions with respect to the issuance of preferred stock prior to the issuance of any shares of such series.

The rights, preferences, and privileges attached to the Company’s Series A, B-1, B-2, C and CC convertible preferred stock are as follows:

Conversion

All Series of preferred stock are convertible, at the option of the holder at any time after the date of issuance, into fully paid and non assessable shares of common stock by dividing the purchase price paid for such shares by the conversion price. The conversion price shall initially be equal to the purchase price paid and is as follows: $0.21 per share of Series C; $0.42 per share of Series CC; $0.26 per share of Series B-2; $1.25 per share of Series B-1; and $1.00 per share of Series A. Conversion of all outstanding shares of preferred stock shall occur automatically if the Company completes a qualified public offering.

Dividend Rights

The holders of the Series C and Series CC redeemable convertible preferred stock are entitled to receive cumulative dividends at rate per annum of $0.01685 and $0.03351, respectively compounding semi-annually, whether or not declared by the Board.  The holders of the Series C and Series CC will receive an in-kind payment of the cumulative dividend in the form of additional Series C and CC convertible preferred shares when and if declared by the Board.  No dividends will be paid on the Company’s other preferred or common stock unless all cumulative dividends in arrears on the Series C and Series CC preferred stock have been paid.  Dividends in arrears on the Company’s Series C and Series CC convertible preferred stock at December 31, 2009 was $1,318,124 and $467,411, respectively.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the affairs of the Company, either voluntarily or in the event of any insolvency, the order of liquidation of any remaining assets will be as follows: Series C and Series CC convertible preferred stock; Series B-2 and Series B-1 convertible preferred stock; Series A convertible preferred stock; and common stock.  The holders of the preferred stock are entitled to the original purchase price per share plus all accrued but unpaid dividends. The liquidation preferences at December 31, 2009, on the Series C, Series CC, Series B-2, Series B-1, and Series A preferred stock were $6,092,941, $2,195,626, $400,000, $0, and $143,629, respectively. Any remaining assets shall be distributed to the holders of the common stock.

Redemption

The Series C and Series CC convertible preferred stock are redeemable at the option of the holder after the fourth anniversary of the Series CC original issuance date (December 2010).  The redemption price is equal to the greater of the sum of the original purchase price plus accrued dividends, compounded semi-annually, or the fair market value. The preferred stock is being periodically accreted to its estimated redemption price over the redemption period.  During the year ended December 31, 2009, $501,239 and $178,357 was accreted to Series C and Series CC, respectively.

Voting Rights

The holder of each share of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock could be converted on the record date for the vote or written consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

Protective Provisions

As long as any of Series C convertible preferred stock shares remain outstanding, the Company shall not, without first obtaining the written approval of the holders of at least a majority of the outstanding shares of Series C convertible preferred stock, undertake certain action, including any liquidation, sale or merger of the Company.

Note 7:   Stock-Based Compensation

Stock Options

In June 2000, the Board and the stockholders approved the 2000 Stock Incentive Plan (the Plan) which authorizes a committee of directors of the Company (the Committee) appointed by the Board to grant to selected employees, directors of the Company and key consultants and advisors, incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, and restricted units to such participants. The Committee shall determine the exercise price, vesting, and expiration of the options.

A summary of the activity under the Plan since January 1, 2008 is as follows:

	Number of		Weighted-Avg
	Options	Exercise Price	Exercise Price

Options outstanding as of January 1, 2008	990,000	$0.12 - 0.50	$0.27
Granted	-	-	-
Exercised	-	-	-
Forfeited / Cancelled	-	-	-

Options outstanding as of December 31, 2008	990,000	0.12 - 0.50	0.27

Granted	1,734,535	0.12	0.12
Exercised	-	-	-
Forfeited / Cancelled	(110,000)	0.18 - 0.50	0.25

Options outstanding as of December 31, 2009	2,614,535	$0.12 - 0.50	$0.17

Options exercisable as of December 31, 2009	905,000

For options outstanding and exercisable as of December 31, 2009, the exercise price ranges and weighted-average remaining lives were:

		Weighted-Avg
	Number of	Remaining	Number of
Exercise	Options	Contractual Life	Options
Price	Outstanding	In Years	Exercisable

$0.12	1,834,535	7.43	125,000
0.18	500,000	7.40	500,000
0.41	30,000	8.00	30,000
0.50	250,000	3.77	250,000

	2,614,535		905,000

A summary of the status of the Company’s unvested options since January 1, 2008 is as follows:

	Number of	Weighted-Avg
	Options	Exercise Price

Unvested options as of January 1, 2008	241,667	$0.17
Granted	-	-
Vested	(229,167)	0.17
Forfeited / Cancelled	-	-

Unvested options as of December 31, 2008	12,500	0.12

Granted	1,734,535	0.12
Vested	(37,500)	0.12
Forfeited / Cancelled	-	-

Unvested options as of December 31, 2009	1,709,535	$0.12

The grant date fair value of the options granted during the year ended December 31, 2009 was $58,786.  During 2009, the Company recorded $18,191 in compensation expense.  As of December 31, 2009, there was $40,595 of total unrecognized compensation cost related to non-vested shared-based compensation arrangements granted under the Plan, which is expected to be recognized over a weighted-average period of two years.  The tax benefit to the Company related to this expense was immaterial.  No options have been exercised under the plan.

Restricted Stock

In September 2008, the Company granted 1,648,000 shares of restricted common stock to a member of management. The shares vest ratably over two years as defined in the respective restricted stock issuance agreement.

In November 2008, the Company granted 8,200,000 shares of restricted common stock to members of management, which vest as follows: 3,600,000 shares vest upon grant and 4,600,000 shares vest in December 2010.

There was no compensation expense recognized for the restricted stock issuances as the underlying stock was deemed to have nominal value.

The following table summarizes unvested restricted stock activity since January 1, 2008:

		Weighted-Avg
	Number of	Grant Date
	Options	Fair Value

Unvested restricted stock as of January 1, 2008	-	$-
Granted	9,848,000	-
Vested	(3,806,004)	-
Forfeited / Cancelled	(1,441,996)	-

Unvested restricted stock as of December 31, 2008	4,600,000	-
Granted	-	-
Vested	-	-
Forfeited / Cancelled	-	-

Unvested restricted stock as of December 31, 2009	4,600,000	$-

Warrants

In connection with the convertible notes agreements entered into during 2009 and 2008, the Company issued warrants to purchase 1,310,583 and 667,224, respectively, of the Company’s common stock (Note 3).  The warrants are exercisable upon conversion of the debt and have an exercise price of $0.01 per share.

In March 2007, the Company issued 239,064 warrants to purchase the Company’s common stock at $0.42 per share in conjunction with the Series B-2 preferred stock issuance. The warrants expire in March 2012. The grant date fair value of warrants issued was not considered significant as the underlying stock was deemed to have nominal value.

Note 8:   Stockholders’ Equity

During 2008, the Company acquired 825,000 shares of the Company’s common stock at no cost.

During 2008, the Company issued 25,000 shares of common stock to an employee.  There was no expense recognized for the common stock as the underlying stock was deemed to have nominal value.

Note 9:   Retirement Plan

During 2006, the Company adopted a qualified 401(k) plan which covers substantially all employees meeting certain eligibility requirements. Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code. Matching contributions by the Company are discretionary. For the years ended December 31, 2009 and 2008, the Company made no matching contributions to the plan.

Note 10:   Commitments and Contingencies

Operating Leases

The Company leases its office space and certain equipment under noncancelable agreements accounted for as operating leases expiring at various dates through 2013. The leases generally require that the Company pay taxes, maintenance and insurance. Management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases.

Future minimum rental payments under noncancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2009 were as follows:

2010	$310,236
2011	322,645
2012	335,551
2013	171,065

$1,139,497

Rent expense under operating leases was $393,419 and $469,796 for the years ended December 31, 2009 and 2008, respectively.

In July 2008, the Company renewed its corporate office lease for a term of 5 years at a monthly rate of approximately $25,000, which increases 4% on an annual basis. The total amount of base rent payments is charged to expense on a straight-line basis over the lease term and any difference in actual payments is recorded to deferred rent. The Company recognized a deferred rent obligation of $12,176 as of December 31, 2009 and 2008, which is included in deferred rent and other in the accompanying consolidated balance sheets.

Litigation

The Company from time to time may be involved in certain litigation and claims in the ordinary course of business. Although it is difficult to predict the ultimate outcome of any potential or threatened litigation, management believes that any ultimate liability will not materially affect the financial position or results of operations of the Company.

Note 11:   Subsequent Events

In March 2010, the Company was acquired by KIT digital for approximately $18 million in cash and KIT digital stock.  The merger consideration is subject to adjustment upwards or downwards as a result of working capital and final stock valuation adjustments.

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